EXECUTION COPY
                           AMENDMENT AGREEMENT


      This AMENDMENT AGREEMENT (this "Agreement" or this "Amendment"), dated as of January 3, 1995, is entered into by and among DRAVO CORPORATION, a Pennsylvania corporation ("Dravo"), DRAVO LIME COMPANY, a Delaware corporation ("Lime"), DRAVO BASIC MATERIALS COMPANY, INC., an Alabama corporation ("Basic", together with Lime referred to herein as the "Companies"), FIRST ALABAMA BANK ("FAB"), PNC BANK, NATIONAL ASSOCIATION (formerly known as Pittsburgh National
Bank) ("PNC"), BANK OF AMERICA ILLINOIS (formerly known as Continental Bank) ("BAI"), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (acting through Prudential Capital Group, "Prudential"; FAB, PNC, BAI and Prudential herein collectively referred to as "Lenders" and each a "Lender"), and FAB, as agent for the Lenders (in such capacity, together with its successors and assigns, the "Agent").

                         PRELIMINARY STATEMENTS

      (1) The Companies, Dravo and the Lenders have entered into an Override Agreement, dated as of January 21, 1992, as amended by the First Amendment to Override Agreement, dated March 10, 1993, the Second Amendment to Override Agreement, dated as of March 7, 1994, and the Amendment Agreement, dated as of August 1, 1994 (as so amended, the "Override Agreement"). In addition, the Companies, the Agent and the Lenders have entered into an Amended and Restated Revolving Credit Agreement, dated as of January 21, 1992, as amended by the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of March 7, 1994, and the Amendment Agreement, dated as of August 1, 1994 (as so amended, the "Revolving Credit Agreement"). In addition, Companies and Prudential have entered into an Amended and Restated Note and Stock Purchase Agreement, dated as of January 21, 1992 (the "Note and Stock Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Override Agreement, as amended hereby.

      (2) Dravo, Basic and Atchafalaya Mining Company, Inc. ("AMC"), an affiliate of Dravo and Basic, have agreed to sell certain assets of Basic and AMC to Martin Marietta Materials, Inc. ("Martin"), pursuant to that certain Asset Purchase Agreement, of even date herewith (the "Asset Purchase Agreement").

      (3) Dravo and Companies have requested that Lenders, as parties to the Override Agreement, Revolving Credit Agreement and other Operative Documents, and Prudential, as a party to the Note and Stock Purchase Agreement, (i) consent to the transactions contemplated by the Asset Purchase Agreement, and
(ii) release all liens and security interests held by Lenders and/or Agent on behalf of Lenders and by Prudential in and to the assets and contract rights of Basic that Martin is purchasing pursuant to the terms of the Asset Purchase Agreement.

      (4) Dravo and Companies have further requested that Lenders waive as to Companies and solely with respect to the period commencing July 1, 1994, and ending March 31, 1995, the
                                  4-1
negative covenant contained in items (1) and (2) of the proviso to Section 5.02(b) of the Override Agreement.

      (5) Dravo and Companies have further requested that the Lenders, among other things, reduce their revolving loan commitments under the Revolving Credit Agreement by $35,000.00 (from $75,000,000 to $40,000,000) and that
Lenders reduce the letter of credit facility commitment by $2,500,000 (from $9,974,600 to $7,474,600) and that Lenders make certain other modifications to the Override Agreement, Revolving Credit Agreement and certain other Operative Documents.

      (6) Lenders, as parties to the Override Agreement, Revolving Credit Agreement, and Operative Documents, and Prudential, as a party to the Note and Stock Purchase Agreement, consent to the foregoing requests, subject to the satisfaction by Dravo and Companies of the conditions hereinbelow set forth.

      (7) The parties hereto desire to amend the Override Agreement, the Revolving Credit Agreement and certain other Operative Documents and further desire to set forth the conditions to the foregoing consent of Lenders and Prudential.

                                ARTICLE I

                 FOURTH AMENDMENT TO OVERRIDE AGREEMENT

      SECTION 1.01 Amendments to Override Agreement. The Override Agreement shall be, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4.01 hereof, amended by adding the following new subsections (t), (u), (v) and (w) to Section 4.01 of the Override Agreement at the end thereof:

      "(t) Note Purchase Agreement Collateral. Upon payment in full of all indebtedness incurred in connection with the Project pursuant to the Note Purchase Agreement and the other Transaction Documents, the Dravo Parties agree, and further agree to cause the Lime SPV, the SPV General Partner and the SPV Limited Partner, to grant to the Lenders a first-priority lien and/or security interest under such security agreements, mortgages and other instruments satisfactory to Lenders, together with such opinions and other requirements deemed necessary by the Lenders, in and to all collateral that is the subject of, and presently secures in favor of PruPower the payment of all indebtedness incurred pursuant to, the Note Purchase Agreement and the other Transaction Documents.

      (u) Liabilities Assumed in Asset Purchase Agreement. As soon as practicable and at least one (1) business day prior to the closing of the transactions described in the Asset Purchase Agreement, the Dravo Parties shall deliver, or shall have delivered, to each Lender a detailed written report reporting therein the substance of any liabilities, whether actual or contingent, to be assumed or proposed to be assumed by any Dravo Party, including any indemnification provided or to be provided by any Dravo Party in favor of Martin or any Affiliate or Subsidiary of Martin, as a result of the transactions contemplated in the Asset Purchase Agreement. At

                                  4-2
least fifteen (15) days after the closing of the transactions described in the Asset Purchase Agreement, the Dravo Parties shall further deliver to each Lender a detailed written report reporting the substance of any liabilities, whether actual or contingent, assumed by any Dravo Party, including any indemnification provided in favor of Martin or any Affiliate or Subsidiary of Martin, as a result of the transactions described in the Asset Purchase Agreement. Each of the foregoing reports shall contain a good faith estimate on the part of the management of the Dravo Parties of the dollar amount of the liabilities, whether actual or contingent, assumed or to be assumed by any Dravo Party, including any indemnification provided or to be provided by any Dravo Party in favor of Martin or any Affiliate or Subsidiary of Martin, as a result of the transactions contemplated or described in the Asset Purchase Agreement.

      (v) Use of Proceeds. The net proceeds received by any Dravo Party or by any Affiliate or Subsidiary of any Dravo Party from Martin as a result of the transactions contemplated in the Asset Purchase Agreement shall be simultaneously used or paid by the Dravo Parties for the following purposes, in the order of priority set forth below:

           (1) The Dravo Parties shall cause the Lime SPV to either (i) pay in full to PruPower all amounts owed PruPower pursuant to the Note Purchase Agreement and the other Transaction Documents cancelling the Note Purchase Agreement and the other Transaction Documents and the commitments arising thereunder, or (ii) deposit in escrow an amount sufficient to permit the Lime SPV to pay to PruPower on or before the "Construction Option Amount Prepayment Date" (as defined in Annex A to the Note Purchase Agreement without amendment thereto) all amounts owed PruPower as of such date pursuant to the Note Purchase Agreement and the other Transaction Documents cancelling the Note Purchase Agreement and the other Transaction Documents and the commitment arising thereunder. If the Dravo Parties elect option (ii) above, (x) the Dravo Parties agree that if the Lime SPV shall, after the effective date hereof, borrow additional funds from PruPower pursuant to the Note Purchase Agreement and the other Transaction Documents, the Dravo Parties shall simultaneously with such borrowing deposit into such escrow an amount equal to the principal amount of such additional funds borrowed by the Lime SPV, plus five percent (5%) of such amount ; (y) the escrow agent selected by the Dravo Parties shall be reasonably acceptable to Lenders; and (z) the terms and conditions of the escrow agreement shall be in form and substance acceptable to each Lender and each Lender's counsel.

           (2) Basic shall pay to Prudential all amounts owed to Prudential by Basic, solely with respect to the Basic Note Agreement, cancelling the Basic Note Agreement.

           (3) Lime shall pay to FAB all amounts owed FAB by Lime, solely with respect to the Longview Credit Agreement, wherein FAB loaned Lime $12,900,000.00 for the purpose of assisting Lime construct a lime kiln facility at Saginaw, Alabama, which payment will cancel said loan agreement and related agreements.

           (4)  The Dravo Parties shall pay the amount necessary to purchase a guaranteed investment contract in the amount of $3,920,000.00 to secure the guaranty of Insurance Company of North America in connection with the settlement agreement dated March 15, 1994,
                                  4-3
among the plaintiffs named therein, Dravo, Montenay Pacific Power Corporation, Montenay International Corp. and Insurance Company of North America in order to obtain the release of Insurance Company of North America of the security interests granted pursuant to the General Inducement Agreement, dated as of March 31, 1994, among the Dravo Parties and Insurance Company of North America.

           (5) The Dravo Parties shall pay to Agent for the benefit of Lenders in payment of the Revolving Loans then outstanding pursuant to the terms of the Revolving Credit Agreement the lesser of (i) such amount as will reduce the then outstanding aggregate balance of the Revolving Loans owed to Lenders to $1,000.00, or (ii) the net proceeds received by any Dravo Parties or by any Affiliate or Subsidiary of any Dravo Party from Martin as a result of the transactions contemplated in the Asset Purchase Agreement remaining after the payments and deposits set forth in clauses (1), (2), (3) and (4) of this subsection (v).

           (6) Any of the foregoing net proceeds remaining after the payments and deposits set forth in clauses (1), (2), (3), (4) and (5) of this subsection (v) may be used by the Dravo Parties in any manner the Dravo Parties deem appropriate, but subject to the terms of the Override Agreement and other Operative Documents.

      (w) Negotiations Regarding Covenants. The Dravo Parties agree that as soon as possible and prior to April 30, 1995, they will commence negotiating with Lenders in good faith with respect to resetting the negative covenants and affirmative covenants contained in the Override Agreement and applicable to any Dravo Party."

                               ARTICLE II

              THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

      SECTION 2.01 Amendments to Revolving Credit Agreement. The Revolving Credit Agreement shall be, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4.01 hereof, amended as follows:

      (a)  Amendments to Article I.  Article I shall be amended as follows:

           (i) In the first and sixth sentence of Section 1.1, the phrase "SEVENTY FIVE MILLION AND NO/100THS ($75,000,000.00) DOLLARS" is deleted in its entirety and the phrase "FORTY MILLION AND NO/100THS ($40,000,000.00) DOLLARS" is substituted in place thereof.

           (ii) The fifth sentence of Section 1.1 is amended in its entirety to read as follows:

           "All sums advanced pursuant to the Revolving Line of
           Credit shall be payable, as to both principal and
           interest, and shall bear interest, at the rate and in
           the manner stated in the Revolving Notes of Borrowers,
           copies of which are attached hereto, marked
                                  4-4
           Exhibits A-1, A-2 and A-3, and expressly made a part hereof as though fully set forth herein (the "Revolving Notes")."

           (iii) The last sentence of Section 1.3 is amended in its entirety to read as follows:

           "Any draw made by the beneficiary of any such Letter of Credit shall constitute for all purposes hereunder an advance by the applicable Lender to Borrowers pursuant to the Revolving Line of Credit."

           (iv) The last sentence of Section 1.5 is amended in its entirety to read as follows:

           "In addition, the Borrowers agree to pay to each Lender that agrees to extend the Maturity Date pursuant to
           Section 1.9 an annual renewal fee equal to 0.125% of the amount of such Lender's Revolving Line of Credit, payable on June 30 of the year in which such Lender agrees to such extension."

           (v) The first sentence of Section 1.6 is amended in its entirety to read as follows:

           "Borrowers agree to pay to Lenders on a basis proportionate with such respective Lender's Revolving Line of Credit commitment hereunder non-usage fees (the "Non-Usage Fees") in an aggregate amount equal to one-half of one percent (1/2 of 1%) per annum on the unutilized portion of the $40,000,000.00 Revolving Line of Credit payable quarterly in arrears on the fifth business day following each calendar quarter during the term of this Agreement."

      (b)  Amendments to Article IX.  The first sentence of Section 9.1(a) of
Article IX is amended in its entirety to read as follows:

           "Lenders agree as between themselves that upon receipt
           of a request for an advance hereunder by Borrowers (or
           either of them), and so along as there shall exist no
           Event of Default or Default, FAB will advance 37.28% of
           such request, PNC will advance 28.82% of such request,
           BAI will advance 33.90% of such request (each such
           percentage referred to herein as such Lender's
           "Percentage"; provided, however, that in no event shall
           the aggregate principal amount of the Revolving Line of
           Credit loans made hereunder by Lenders exceed
           $40,000,000.00; provided, however, that in no event
           shall Prudential be required to make Revolving Line of
           Credit loans hereunder."
                                  4-5
      (c)  Amendments to Article X.  Article X shall be amended as follows:

           (i)  The last two sentences of Section 10.2 are hereby deleted.

           (ii) The last sentence of Section 10.7 is hereby deleted.

      (d) Amendment to Party Name. All references to the term "Continental" in the Revolving Credit Agreement shall be deleted and substituted in place thereof is the term "BAI".

      (e) Schedules and Exhibits. Schedules I and II to the Revolving Credit Agreement are deleted in their entirety and Schedules I and II attached hereto are substituted therefor, respectively. Exhibits A-1, A-2 and A-3 to the Revolving Credit Agreement are deleted in their entirety and Exhibits A-1, A-2 and A-3 attached hereto are substituted therefor, respectively. Each respective Lender agrees to cancel and return to Companies marked "paid" the original Revolving Note or Notes of Companies made payable to such Lender, copies of which are attached to the Revolving Credit Agreement as Exhibits A-4, A-5, A-6, A-7 and A-8.

      (f) Preferential Transfers, Etc. The foregoing notwithstanding, each of the Lenders and Prudential hereby agree that, to the extent that the Borrowers or any other Person liable for all or any part of the Revolving Line of Credit, Letters of Credit or any other obligations arising pursuant to the Revolving Credit Agreement has made any payment prior to this Amendment or makes a payment in connection with the transactions contemplated by this Amendment, which payment or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver or any other party under any bankruptcy act, state or Federal law, common law or equitable cause, then to the extent of such payment, each Lender's Percentage and Revolving Line of Credit commitment (including, but not limited to, the Percentage and Revolving Line of Credit commitment of Prudential being cancelled as part of this Amendment) shall be reinstated and revived as to said payment.

      (g) Lenders' Acknowledgment. Notwithstanding the foregoing amendments to the Revolving Credit Agreement, the Lenders acknowledge that Prudential shall receive payments from Companies on Prudential's Revolving Line of Credit commitment to Companies, reducing the outstanding balance of such Revolving Line of Credit indebtedness to zero.

                               ARTICLE III

             CONSENT TO SALE; RELEASE OF COLLATERAL; WAIVER

      SECTION 3.01. Consent to Sale. Subject to the satisfaction of the conditions precedent set forth in Section 4.01 hereof, the Lenders, as parties to the Override Agreement, Revolving Credit Agreement and other Operative Documents, and Prudential, as a party to the Note and Stock Purchase Agreement, do hereby consent to the sale contemplated in the Asset Purchase Agreement.
                                  4-6
      SECTION 3.02 Release of Collateral. Subject to the satisfaction of the conditions precedent set forth in Section 4.01 hereof, the Lenders, as parties to the Override Agreement, the Revolving Credit Agreement and other Operative Documents, and Prudential, as a party to the Note and Stock Purchase Agreement, do hereby agree to release the collateral that is the subject of Exhibit "I", attached hereto and incorporated herein by reference, from the lien and/or security interest held by Lenders and Prudential pursuant to the Security Documents. Lenders hereby authorize and direct the Agent to execute the original of the UCC-3 Forms and Release of First Mortgage and Security Agreement that comprise Exhibit "I" and deliver same to Companies upon the satisfaction of the conditions precedent set forth in Section 4.01 hereof. Subject to the satisfaction of the conditions precedent set forth in Section
4.01 hereof, the Lenders release from the lien and/or security interest held by Lenders and Prudential pursuant to the Security Documents the stock certificates (Certificate Nos. 6, 8, 9, 11 and 12) of Dravo Bahama Rock Limited, and Agent is authorized upon satisfaction of such conditions precedent to deliver such stock certificates to the Dravo Parties. Lenders and Prudential further acknowledge that upon satisfaction of the conditions precedent set forth in Section 4.01 hereof Lenders and Prudential shall have no lien or security interest in the assets of Dravo Bahama Rock Limited, and thereafter Lenders and Prudential, upon the request of the Dravo Parties, from time to time, shall execute and deliver, or cause the Agent to execute and deliver, such further documents or instruments, and do or cause to be done such further acts as may be necessary to release the lien or security interest of Lenders and Prudential, or Agent on behalf of Lenders and Prudential, in and to the assets of Dravo Bahama Rock Limited. Notwithstanding anything herein to the contrary, (i) no asset or contract right of any Dravo Party or any Affiliate or Subsidiary of any Dravo Party, except Basic and AMC, and (ii) no asset or contract right other than those comprised in Exhibit "I" shall be released hereunder.

      SECTION 3.03 Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 4.01 hereof, the Lenders, pursuant to the request of the Dravo Parties, waive as to the Companies and solely with respect to the period commencing July 1, 1994 and ending March 31, 1995, the negative covenant contained in items (1) and (2) of the proviso to Section 5.02(b) of the Override Agreement.

                               ARTICLE IV

                          CONDITIONS PRECEDENT

      SECTION 4.01 Conditions of Effectiveness. This Amendment shall become effective when, and only when, (a) the Agent shall have received counterparts of this Amendment executed by each of the Dravo Parties and the Lenders, (b) all accrued but unpaid interest, fees and expenses under the terms of the Revolving Credit Agreement, as amended hereby, and all outstanding fees and expenses of counsel to the Agent and the Lenders, shall have been paid in full to the extent due and payable after giving effect to this Amendment, (c) the Agent additionally shall have received all of the following documents, each (unless otherwise indicated) being dated the date of receipt thereof by the Agent (which date shall be the same for all such documents), in form and substance satisfactory to the Agent and the Lenders:
                                  4-7
      (i) Copies of (A) all documents evidencing all requisite corporate action of each Dravo Party (including any and all resolutions of the Board of Directors of each Dravo Party) authorizing the execution, delivery and performance of this Amendment and the matters contemplated hereby and thereby, and (B) the Asset Purchase Agreement and each related agreement or instrument, in each case certified by the Secretary or Assistant Secretary of the relevant Dravo Party as being in full force and effect and not having been modified, rescinded or revoked and, in the case of clause (B) above, as being true and correct copies of the Asset Purchase Agreement and each related agreement or instrument,

      (ii) A certificate of the Secretary or an Assistant Secretary of each Dravo Party certifying the names and true signatures of the officers authorized to sign this Amendment on behalf of such Dravo Party and the amendments to the other Operative Documents, and any other documents to be delivered by such Dravo Party hereunder of thereunder,

      (iii) Duly executed copies of the Notes, in substantially the forms of Exhibits A-1, A-2 and A-3 attached hereto,

      (iv) A duly executed copy of the deed conveying all of the real property, including improvements, located in Shelby County, Alabama, and more particularly described on Exhibit "II" attached hereto and incorporated herein by reference, dated on or before the date of this Amendment, from Basic to Lime, and

      (v) Such other documents, instruments, approvals (and, if required by the Agent, certified duplicates of executed copies thereof) or opinions as the Agent or any Lender may reasonably request, and

(d) the representations and warranties contained herein shall be true on and as of the date of this Amendment; there shall exist on the date of this Amendment no Event of Default or Default; and there shall exist no material adverse change in the financial condition, business operation or prospects of any Dravo Party or its Subsidiaries since August 1, 1994.

                                ARTICLE V

                     REPRESENTATIONS AND WARRANTIES

      SECTION 5.01 Representations and Warranties of the Dravo Parties. (a) Each of the Dravo Parties hereby repeats and confirms each of the representations and warranties made by it in Article VII of the Override Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", the "Operative Documents", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be
                                  4-8
a reference to the Override Agreement and the Operative Documents, in each case as amended hereby.

      (b)  Each of the Dravo Parties represents and warrants as follows:

           (i)  Such Dravo Party and each of its Subsidiaries (other than Lime
SPV) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

           (ii) Lime SPV is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary.

           (iii) The execution, delivery and performance by such Dravo Party of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) such Dravo Party's charter or bylaws, (B) any law or governmental regulation, or (C) any legal or contractual restriction binding on or affecting such Dravo Party; and such execution, delivery and performance do not or will not result in or require the creation of any Lien (other than as contemplated hereby) upon or with respect to any of its properties.

           (iv) No Governmental Approval is required for the due execution, delivery and performance by such Dravo Party of this Amendment, except for such Governmental Approvals as have been duly obtained or made and which are in full force and effect on the date hereof and no subject to appeal.

           (v) This Amendment constitutes the legal, valid and binding obligations of such Dravo Party enforceable against such Dravo Party in accordance with its terms; subject to the qualifications, however, that the enforcement of the rights and remedies herein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

                               ARTICLE VI

                              MISCELLANEOUS

      SECTION 6.01 Reference to and Effect on the Operative Documents. (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Revolving Credit Agreement and the Override Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Revolving Credit Agreement and the Override Agreement, respectively, and each reference in the other Operative Documents to "the Revolving Credit
                                  4-9
Agreement", "the Override Agreement", "thereunder", "thereof" or words of like import referring to the Revolving Credit Agreement and the Override Agreement, shall mean and be a reference to the Revolving Credit Agreement and the Override Agreement, respectively, as amended hereby.

      (b) Except as specifically amended above, the Revolving Credit Agreement, the Override Agreement and the Notes, and all other Operative Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Dravo Parties under the Revolving Credit Agreement, the Notes and the other Operative Documents, in each case as amended hereby.

      (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Operative Documents, nor constitute a waiver of any provision of any of the Operative Documents.

      SECTION 6.02 Costs and Expenses. The Dravo Parties jointly and severally agree to pay on demand all costs and expenses incurred by the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Lenders with respect thereto and with respect to advising the Agent and the Lenders as to their rights and responsibilities under this Amendment. The Dravo Parties jointly and severally further agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, the Asset Purchase Agreement and the other documents to be delivered hereunder and thereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section 6.02.

      SECTION 6.03 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      SECTION 6.04 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 6.05 Further Assurances. Each of the Dravo Parties will, upon the reasonable request of Lenders or Agent, from time to time, execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts, as may be necessary or proper to carry out more effectively the provisions of this Amendment.

                   [SIGNATURES ON THE FOLLOWING PAGE]
                                  4-10







      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                FIRST ALABAMA BANK

                                By:   PETER P. GAILLARD
                                      Name: Peter P. Gaillard
                                      Title: Senior Vice President

                                PNC BANK, NATIONAL ASSOCIATION

                                By:   RICHARD D. RODGERS
                                      Name: Richard D. Rogers
                                      Title: Vice President

                                BANK OF AMERICA ILLINOIS

                                By:   MICHAEL J. MCKENNEY
                                      Name: Michael J. McKenney
                                      Title: Vice President

                                THE PRUDENTIAL INSURANCE COMPANY
                                OF AMERICA

                                By:   CATHERINE A. CATES
                                      Name: Catherine A. Cates
                                      Title: Vice President

                                DRAVO CORPORATION

                                By:   ERNEST F. LADD III
                                      Name:  Ernest F. Ladd, III
                                      Title:  Executive Vice President

                                DRAVO LIME COMPANY

                                By:   ERNEST F. LADD III
                                      Name:  Ernest F. Ladd, III
                                      Title:  Executive Vice President

                                DRAVO BASIC MATERIALS COMPANY, INC.

                                By:   ERNEST F. LADD III
                                      Name:  Ernest F. Ladd, III
                                      Title:  Executive Vice President

                                  4-11






                                                            EXHIBIT A-1


                EXHIBIT A-1 TO REVOLVING CREDIT AGREEMENT


THIS REVOLVING NOTE IS ISSUED IN SUBSTITUTION FOR, AND NOT IN REPAYMENT OF, THE AMENDED AND RESTATED REVOLVING NOTE, DATED AUGUST 1, 1994, ISSUED BY THE BORROWERS (AS DEFINED BELOW) TO THE LENDER (AS DEFINED BELOW) IN THE AGGREGATE PRINCIPAL AMOUNT OF $22,000,00.00.


                   AMENDED AND RESTATED REVOLVING NOTE

$14,912,000.00                                          January 3, 1995


      FOR VALUE RECEIVED, DRAVO LIME COMPANY, a Delaware corporation, and DRAVO BASIC MATERIALS COMPANY, INC., an Alabama corporation (herein called the "Borrowers"), jointly and severally, promise to pay to the order of FIRST ALABAMA BANK (herein called "Lender") at the offices of First Alabama Bank at 106 St. Francis Street, Post Office Box 2527, Mobile, Alabama 36622 (or such other place or as the holder hereof shall designate from time to time by written notice to the Borrowers) the principal sum of FOURTEEN MILLION NINE HUNDRED TWELVE THOUSAND AND NO/100THS DOLLARS ($14,912,000.00) or, if less, the aggregate principal amount of all Revolving Line of Credit loans made by Lender to Borrowers pursuant to Article I and Section 11.2 of the Revolving Credit Agreement referred to below, in lawful money of the United States of America in immediately available funds, by wire transfer, on or before April 30, 1996, together with interest thereon and certain fees and other amounts due the Lender as set forth in the Revolving Credit Agreement referred to below.

      Borrowers also, jointly and severally, promise to pay to Lender, in like money at such office, interest monthly in arrears, computed on the basis of actual days elapsed and a year of 360 days, on the first business day of each month beginning on the 1st day of February, 1995, on the unpaid average daily principal balance during such period outstanding hereunder from the date hereof until the principal indebtedness is paid in full at the rate per annum equal to the "Commercial Base Rate" as hereinafter defined plus one and one-quarter percent (1.25%). The term "Commercial Base Rate" is defined as a per annum rate of interest announced or established from time to time by Regions Financial Corp. as its base lending rate for domestic commercial loans, it being understood that Commercial Base Rate is one of the basic rates from time to time announced or established which serves as a basis upon which effective rates of interest are calculated for those loans that make reference thereto. The Commercial Base Rate from day to day outstanding, plus one and one-quarter percent (1.25%), shall be the effective per annum rate of interest for each day during the duration of this loan and shall be adjusted and changed each day that a change in the Commercial Base Rate occurs.

      This Revolving Note is issued in substitution for, and amends and restates, the Amended and Restated Revolving Note, dated August 1, 1994, issued by the Borrowers to the Lender in the aggregate principal amount of $22,000,000.00. This Revolving Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New
York without giving effect to principles of conflict of laws.
                                  4-12
      Borrowers expressly waive any presentment, demand, protest or notice in connection with this Revolving Note, now or hereafter, required by applicable law, and further waive as to this debt all right of exemption under the Constitution and laws of the State of New York, or any other state or commonwealth.

      This Revolving Note is referred to in and issued subject to that certain Revolving Credit Agreement, dated as of January 21, 1992, as amended by the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of March 7, 1994, the Amendment Agreement, dated as of August 1, 1994, and the Amendment Agreement, dated as of January 3, 1995 (as so amended, and as it may be further amended, modified or supplemented from time to time, the "Revolving Credit Agreement"), among the Borrowers, Lender, PNC Bank, National Association, Bank of America Illinois, The Prudential Insurance Company of America, and First Alabama Bank, as Agent, to which reference is made for a statement of the terms and conditions under which the principal hereof, accrued interest thereon and other amounts due thereunder is secured, may become or may be declared to be forthwith due and payable and is subject to prepayment.

      This Revolving Note shall be binding upon the Borrowers and their respective successors and assigns and shall inure to the benefit of Lender and its respective successors and assigns.

      Borrowers agree to pay, and save the holders hereof harmless against, any costs or liability for expenses (including reasonable attorneys' fees) arising in connection with the enforcement by the holders hereof of any of the holders' rights under this Revolving Note or the Revolving Credit Agreement.

      In case a Default or Event of Default, as defined in the Revolving Credit Agreement, shall occur and be continuing, the principal of this Revolving Note may be declared due and payable in the manner and with the effect provided in the Revolving Credit Agreement.

                                           DRAVO LIME COMPANY

ATTEST:
JAMES J. PUHALA                          Name: ERNEST F. LADD III
Its: Secretary                           Title: Executive Vice President





                                           DRAVO BASIC MATERIALS
                                             COMPANY, INC.

ATTEST:
JAMES J. PUHALA                          Name: ERNEST F. LADD III
Its: Secretary                           Title: Executive Vice President



                                  4-13

                                                            EXHIBIT A-2


                EXHIBIT A-2 TO REVOLVING CREDIT AGREEMENT


THIS REVOLVING NOTE IS ISSUED IN SUBSTITUTION FOR, AND NOT IN REPAYMENT OF, THE AMENDED AND RESTATED REVOLVING NOTE, DATED AUGUST 1, 1994, ISSUED BY THE BORROWERS (AS DEFINED BELOW) TO THE LENDER (AS DEFINED BELOW) IN THE AGGREGATE PRINCIPAL AMOUNT OF $17,000,00.00.


                   AMENDED AND RESTATED REVOLVING NOTE

$11,528,000.00                                          January 3, 1995


      FOR VALUE RECEIVED, DRAVO LIME COMPANY, a Delaware corporation, and DRAVO BASIC MATERIALS COMPANY, INC., an Alabama corporation (herein called the "Borrowers"), jointly and severally, promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (herein called "Lender") at the offices of First Alabama Bank at 106 St. Francis Street, Post Office Box 2527, Mobile, Alabama 36622 (or such other place or as the holder hereof shall designate from time to time by written notice to the Borrowers) the principal sum of ELEVEN MILLION FIVE HUNDRED TWENTY-EIGHT THOUSAND AND NO/100THS DOLLARS ($11,528,000.00) or, if less, the aggregate principal amount of all Revolving Line of Credit loans made by Lender to Borrowers pursuant to Article I and
Section 11.2 of the Revolving Credit Agreement referred to below, in lawful money of the United States of America in immediately available funds, by wire transfer, on or before April 30, 1996, together with interest thereon and certain fees and other amounts due the Lender as set forth in the Revolving Credit Agreement referred to below.

      Borrowers also, jointly and severally, promise to pay to Lender, in like money at such office, interest monthly in arrears, computed on the basis of actual days elapsed and a year of 360 days, on the first business day of each month beginning on the 1st day of February, 1995, on the unpaid average daily principal balance during such period outstanding hereunder from the date hereof until the principal indebtedness is paid in full at the rate per annum equal to the "Commercial Base Rate" as hereinafter defined plus one and one-quarter percent (1.25%). The term "Commercial Base Rate" is defined as a per annum rate of interest announced or established from time to time by Regions Financial Corp. as its base lending rate for domestic commercial loans, it being understood that Commercial Base Rate is one of the basic rates from time to time announced or established which serves as a basis upon which effective rates of interest are calculated for those loans that make reference thereto. The Commercial Base Rate from day to day outstanding, plus one and one-quarter percent (1.25%), shall be the effective per annum rate of interest for each day during the duration of this loan and shall be adjusted and changed each day that a change in the Commercial Base Rate occurs.

      This Revolving Note is issued in substitution for, and amends and restates, the Amended and Restated Revolving Note, dated August 1, 1994, issued by the Borrowers to the Lender in the aggregate principal amount of $17,000,000.00. This Revolving Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

                                  4-14
      Borrowers expressly waive any presentment, demand, protest or notice in connection with this Revolving Note, now or hereafter, required by applicable law, and further waive as to this debt all right of exemption under the Constitution and laws of the State of New York, or any other state or commonwealth.

      This Revolving Note is referred to in and issued subject to that certain Revolving Credit Agreement, dated as of January 21, 1992, as amended by the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of March 7, 1994, the Amendment Agreement, dated as of August 1, 1994, and the Amendment Agreement, dated as of January 3, 1995 (as so amended, and as it may be further amended, modified or supplemented from time to time, the "Revolving Credit Agreement"), among the Borrowers, Lender, First Alabama Bank, Bank of America Illinois, The Prudential Insurance Company of America, and First Alabama Bank, as Agent, to which reference is made for a statement of the terms and conditions under which the principal hereof, accrued interest thereon and other amounts due thereunder is secured, may become or may be declared to be forthwith due and payable and is subject to prepayment.

      This Revolving Note shall be binding upon the Borrowers and their respective successors and assigns and shall inure to the benefit of Lender and its respective successors and assigns.

      Borrowers agree to pay, and save the holders hereof harmless against, any costs or liability for expenses (including reasonable attorneys' fees) arising in connection with the enforcement by the holders hereof of any of the holders' rights under this Revolving Note or the Revolving Credit Agreement.

      In case a Default or Event of Default, as defined in the Revolving Credit Agreement, shall occur and be continuing, the principal of this Revolving Note may be declared due and payable in the manner and with the effect provided in the Revolving Credit Agreement.

                                           DRAVO LIME COMPANY

ATTEST:
JAMES J. PUHALA                          Name: ERNEST F. LADD III
Its: Secretary                           Title: Executive Vice President


                                           DRAVO BASIC MATERIALS
                                             COMPANY, INC.

ATTEST:
JAMES J. PUHALA                          Name: ERNEST F. LADD III
Its: Secretary                           Title: Executive Vice President


                                  4-15

                                                            EXHIBIT A-3


                EXHIBIT A-3 TO REVOLVING CREDIT AGREEMENT


THIS REVOLVING NOTE IS ISSUED IN SUBSTITUTION FOR, AND NOT IN REPAYMENT OF, THE AMENDED AND RESTATED REVOLVING NOTE, DATED AUGUST 1, 1994, ISSUED BY THE BORROWERS (AS DEFINED BELOW) TO THE LENDER (AS DEFINED BELOW) IN THE AGGREGATE PRINCIPAL AMOUNT OF $20,000,00.00.


                   AMENDED AND RESTATED REVOLVING NOTE

$13,560,000.00                                          January 3, 1995


      FOR VALUE RECEIVED, DRAVO LIME COMPANY, a Delaware corporation, and
DRAVO BASIC MATERIALS COMPANY, INC., an Alabama corporation (herein called the "Borrowers"), jointly and severally, promise to pay to the order of BANK OF AMERICA ILLINOIS (formerly Continental Bank) (herein called "Lender") at the offices of First Alabama Bank at 106 St. Francis Street, Post Office Box
2527, Mobile, Alabama 36622 (or such other place or as the holder hereof shall designate from time to time by written notice to the Borrowers) the principal sum of THIRTEEN MILLION FIVE HUNDRED SIXTY THOUSAND AND
NO/100THS DOLLARS ($13,560,000.00) or, if less, the aggregate principal amount of all Revolving Line of Credit loans made by Lender to Borrowers pursuant to Article I and Section 11.2 of the Revolving Credit Agreement referred to below, in lawful money of the United States of America in immediately available funds, by wire transfer, on or before April 30, 1996, together with interest thereon and certain fees and other amounts due the Lender as set forth in the Revolving Credit Agreement referred to below.

      Borrowers also, jointly and severally, promise to pay to Lender, in like money at such office, interest monthly in arrears, computed on the basis of actual days elapsed and a year of 360 days, on the first business day of each month beginning on the 1st day of February, 1995, on the unpaid average daily principal balance during such period outstanding hereunder from the date hereof until the principal indebtedness is paid in full at the rate per annum equal to the "Commercial Base Rate" as hereinafter defined plus one and one-quarter percent (1.25%). The term "Commercial Base Rate" is defined as a per annum rate of interest announced or established from time to time by Regions Financial Corp. as its base lending rate for domestic commercial loans, it being understood that Commercial Base Rate is one of the basic rates from time to time announced or established which serves as a basis upon which effective rates of interest are calculated for those loans that make reference thereto. The Commercial Base Rate from day to day outstanding, plus one and one-quarter percent (1.25%), shall be the effective per annum rate of interest for each day during the duration of this loan and shall be adjusted and changed each day that a change in the Commercial Base Rate occurs.

      This Revolving Note is issued in substitution for, and amends and restates, the Amended and Restated Revolving Note, dated August 1, 1994, issued by the Borrowers to the Lender in the aggregate principal amount of $20,000,000.00. This Revolving Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

                                  4-16
      Borrowers expressly waive any presentment, demand, protest or notice in connection with this Revolving Note, now or hereafter, required by applicable law, and further waive as to this debt all right of exemption under the Constitution and laws of the State of New York, or any other state or commonwealth.

      This Revolving Note is referred to in and issued subject to that certain Revolving Credit Agreement, dated as of January 21, 1992, as amended by the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of March 7, 1994, the Amendment Agreement, dated as of August 1, 1994, and the Amendment Agreement, dated as of January 3, 1995 (as so amended, and as it may be further amended, modified or supplemented from time to time, the "Revolving Credit Agreement"), among the Borrowers, Lender, First Alabama Bank, PNC Bank, National Association, The Prudential Insurance Company of America, and First Alabama Bank, as Agent, to which reference is made for a statement of the terms and conditions under which the principal hereof, accrued interest thereon and other amounts due thereunder is secured, may become or may be declared to be forthwith due and payable and is subject to prepayment.

      This Revolving Note shall be binding upon the Borrowers and their respective successors and assigns and shall inure to the benefit of Lender and its respective successors and assigns.

      Borrowers agree to pay, and save the holders hereof harmless against, any costs or liability for expenses (including reasonable attorneys' fees) arising in connection with the enforcement by the holders hereof of any of the holders' rights under this Revolving Note or the Revolving Credit Agreement.

      In case a Default or Event of Default, as defined in the Revolving Credit Agreement, shall occur and be continuing, the principal of this Revolving Note may be declared due and payable in the manner and with the effect provided in the Revolving Credit Agreement.

                                           DRAVO LIME COMPANY

ATTEST:
JAMES J. PUHALA                          Name: ERNEST F. LADD III
Its: Secretary                           Title: Executive Vice President


                                           DRAVO BASIC MATERIALS
                                             COMPANY, INC.


ATTEST:
JAMES J. PUHALA                          Name: ERNEST F. LADD III
Its: Secretary                           Title: Executive Vice President

                                  4-17


                                                             SCHEDULE I

                SCHEDULE I TO REVOLVING CREDIT AGREEMENT

Financing Commitments

FIRST ALABAMA BANK

      Revolving Line of Credit and Letters of
      Credit Facilities Combined                      $14,912,000.00

PNC BANK, NATIONAL ASSOCIATION

      Revolving Line of Credit and Letters of
      Credit Facilities Combined                      $11,528,000.00

BANK OF AMERICA ILLINOIS

      Revolving Line of Credit and Letters of
      Credit Facilities Combined                      $13,560,000.00

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

      Revolving Line of Credit and Letters of
      Credit Facilities Combined                               -0-

TOTAL                                                 $40,000,000.00

                                  4-18

                                                            SCHEDULE II

                SCHEDULE II TO REVOLVING CREDIT AGREEMENT

               Maximum Stated Amount of Letters of Credit
             To be Issued (or Cause To Be Issued) By Lenders


                                Stated Amount         Lender's Percentage

FIRST ALABAMA BANK              $2,786,530.88            37.28%

PNC BANK, NATIONAL
  ASSOCIATION                   $2,154,179.72            28.82%

BANK OF AMERICA ILLINOIS        $2,533,889.40            33.90%

THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA                    -0-            -0-

TOTAL                           $7,474,600.00           100.00%

                                  4-19